    As Filed With the Securities and Exchange Commission on January 31, 1997
                                                       Registration No. 33-43296

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------


                          CORTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                Delaware                               33-0303583
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)            Identification Number)


                15241 Barranca Parkway, Irvine, California 92618
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                             ----------------------


                              EXECUTIVE STOCK PLAN

                            (FULL TITLE OF THE PLAN)


                             ----------------------



         Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                          Cortex Pharmaceuticals, Inc.
                15241 Barranca Parkway, Irvine, California 92618
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (714) 727-3157
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             Lawrence B. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                          DEREGISTRATION OF SECURITIES

          Pursuant to Item 512(a)(3) of Regulation S-B, the Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement to remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date of filing this Post-Effective Amendment No. 1 to Registration Statement.

     Accordingly:

     (1) the offering is hereby terminated; and

     (2) the Registrant hereby removes from registration zero shares of Common Stock, representing all securities which remain unsold as of the date of filing this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of January, 1997.

                                   CORTEX PHARMACEUTICALS, INC.


                                   By:  /s/ Vincent F. Simmon, Ph.D.
                                        -------------------------------------
                                        Vincent F. Simmon, Ph.D.
                                        President and Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Signature                         Title                   Date
        ---------                         -----                   ----


Vincent F. Simmon, Ph.D.
-------------------------          President, Chief         January 31, 1997
Vincent F. Simmon, Ph.D.           Executive Officer,
                                   and Director


/s/ D. Scott Hagen
-------------------------          Vice President,          January 31, 1997
D. Scott Hagen                     Chief Financial
                                   Officer and
                                   Secretary (Principal
                                   Financial and
                                   Accounting Officer)


/s/ Harvey S. Sadow, Ph.D.
-------------------------          Chairman of the          January 31, 1997
Harvey S. Sadow, Ph.D.             Board and Director








                        (signatures continued next page)

/s/ Robert F. Allnutt
---------------------------        Director                    January 31, 1997
Robert F. Allnutt


/s/ Carl W. Cotman, Ph.D.
---------------------------        Director                    January 31, 1997
Carl W. Cotman, Ph.D.


/s/ Michael G. Grey
---------------------------        Director                    January 31, 1997
Michael G. Grey


/s/ Davis L. Temple, Jr., Ph.D.
---------------------------        Director                    January 31, 1997
Davis L. Temple, Jr., Ph.D.